SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U, and 74V.

For period ending 1/31/2006
File number 811-5686
Series No.: 4

72DD    1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                        $     8,391
        2  Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                        $     5,184
           Class C                        $     1,118
           Class R                        $       108
           Investor Class                 $     1,497
           Institutional Class            $        47

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                           000.2163
        2  Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                           000.1841
           Class C                           000.1841
           Class R                           000.2055
           Investor Class                    000.2183
           Institutional Class               000.2391

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                             38,089
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                             25,636
           Class C                              5,590
           Class R                                563
           Investor Class                       6,548
           Institutional Class                    345

74V.    1  Net asset value per share (to nearest cent)
           Class A                         $     8.68
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                         $     8.70
           Class C                         $     8.67
           Class R                         $     8.68
           Investor Class                  $     8.68
           Institutional Class             $     8.68